Q1 Fiscal 2023 | Financial Results

Lee D. Rudow
President and CEO

Mark A. Doheny
Chief Operating Officer

Tom L. Barbato
Chief Financial Officer

TRANSCAT®
Trust in every measure

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," "plans," "aims" and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the impact of and the Company's response to the COVID-19 pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

This presentation includes some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided a discussion of these non-GAAP financial measures and reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

Q1 FY23 Summary

Consolidated Results

Revenue up 14.4% to $54.7 million

Gross margin expanded 100 basis points from PY to 29.3%

Adjusted EBITDA increased 20% from prior year to $7.3 million

Net Income of $3.1 million or $0.40 per diluted share

Service Segment

Revenue up 22.9%; 8.6% organic growth

Gross margin of 32.0%, up 20 basis points vs. PY

Alliance Calibration closed and integration going well

Distribution Segment

Revenue growth of 2.7%; vendor lead times remain extended in the quarter

Orders continue to be strong; backlog at $9 million, up 17% from end of FY22

Gross margin of 25.0%, up 140 basis points vs. PY

Revenue

($ in millions)

Q1 Consolidated


$47.8
+14%
$54.7
Q1 2022
Q1 2023

Q1 Service Segment


$27.6
+23%
$33.9
Q1 2022
Q1 2023

Q1 Distribution Segment


$20.2
+3%
$20.8
Q1 2022
Q1 2023

Consolidated revenue up 14.4% on Service segment strength and modest growth in Distribution

Service total revenue growth of 22.9%; organic growth remained strong at 8.6%

Distribution revenue growth of 2.7% on continued extended vendor lead times

All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.

Gross Profit and Margin

($ in millions)

Q1 Consolidated


$13.5
$16.0
+19%
28.3%
29.3%
Q1 2022
Q1 2023

Q1 Service Segment


$8.8
$10.8
31.8%
32.0%
Q1 2022
Q1 2023

Q1 Distribution Segment


$4.8
$5.2
23.6%
25.0%
Q1 2022
Q1 2023

Consolidated gross margin expanded 100 basis points

Service gross margin of 32.0% expanded 20 basis points on strong growth at NEXA offset somewhat by client-based lab start-up costs

Distribution gross margin of 25.0%, up 140 basis points compared to PY on Rentals strength and favorable sales mix

All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.

Net Income, Diluted EPS, Adjusted EPS

($ in millions, except EPS)


Net Income
$3.7
-17%
$3.1
Q1 2022
Q1 2023


Diluted EPS
$0.49
$0.40
Q1 2022
Q1 2023


Adjusted EPS*
$0.55
$0.54
Q1 2022
Q1 2023

Q1 FY23 net income of $3.1 million down from PY due to impact of increased intangible amortization from acquisitions, as well as lower favorable discrete tax benefit due to accounting associated with share-based awards and stock option activity in Q1 FY23 vs. Q1 FY22; Diluted EPS $0.40 vs. $0.49 in prior year

Q1 FY23 effective tax rate was 10.9%; continue to expect full fiscal 2023 tax rate to range between 22% and 24%*

* FY 2023 tax rate expectations provided as of August 1, 2022

*** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EPS reconciliation and other important information regarding Adjusted EPS*

Adjusted EBITDA* and Margin

($ in millions)

Q1 Consolidated


+20%
$6.1
$7.3
12.8%
13.4%
Q1 2022
Q1 2023

Q1 Service Segment


$4.7
$5.5
17.1%
16.2%
Q1 2022
Q1 2023

Q1 Distribution Segment


$1.4
$1.8
6.9%
8.8%
Q1 2022
Q1 2023

Consolidated adjusted EBITDA of $7.3 million up 20%

Service segment adjusted EBITDA of $5.5 million up $0.8 million from PY

Distribution adjusted EBITDA up 32% or $0.4 million from PY

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.*

Operating Free Cash Flow

($ in millions)

Note: Components may not add to totals due to rounding	Q1 Ended Jun 26, 2022	Q1 Ended Jun 25, 2021
Net cash provided by operations	$2.0	$2.1
Capital expenditures (CapEx)	(2.4)	(1.2)
Operating free cash flow (FCF)**	**($0.4)**	**$0.9**

Cash flow impacted by increased inventory as the result of strategic buys ahead of price increases and mitigate supply chain risk

Capital expenditures primarily focused on technology, Service capabilities/expansion and rental pool assets and in line with expectations

*** In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

Balance Sheet Supports Growth Strategy

($ in millions)

Capitalization		
Note: Components may not add to totals due to rounding	Jun 25, 2022	Mar 26, 2022
Cash and cash equivalents	$ 0.4	$ 1.4
Total debt	51.8	48.5
Total net debt	**51.3**	**47.1**
Shareholders' equity	89.6	86.2
Total capitalization	**$ 141.3**	**$ 134.6**
Debt/total capitalization	36.6%	36.0%
Net debt/total capitalization	36.3%	35.0%

1.83x leverage ratio at quarter-end *(Total debt to TTM Adjusted EBITDA*)*

$36.3M available from credit facility at quarter-end

Alliance Calibration acquired for $4.7 million in first quarter (May 31, 2022)

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Outlook*

TRANSCAT® Trust in every measure

FY 2023 Expectations

Service segment: For fiscal 2023, we expect Service organic revenue growth to be in the high-single digit range and expect gross margin improvement from prior year

Total Transcat: We expect the fiscal 2023 income tax rate to be in the range of 22% to 24%

Mid-to-long Term Outlook

- Strong organic growth in our Service segment remains a centerpiece of our strategy
- Our business continues to benefit from a predominantly life science-oriented market, driven by regulation and recurring revenue streams
- We have generated sustainable margin improvement over the past several years and we believe the improvement will continue
- We anticipate demonstrating more leverage on the S,G&A investments we have made in the years ahead
- Acquisitions that strengthen our fundamental value proposition will continue to be an important component of our go-forward strategy

** Outlook provided as of August 1, 2022*

Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode:* ***13731736*** Telephone replay available through **Tuesday, August 9, 2022**

- Webcast / Presentation / Replay available at www.transcat.com/investor-relations

Supplemental Information

Adjusted EBITDA Reconciliation

($ in thousands)	FY 2022 Q1	FY 2023 Q1
Net Income	$ 3,688	$ 3,072
+Interest Expense	189	360
+Other (Expense) / Income	6	(204)
+Tax Provision	(194)	376
Operating Income	$ 3,689	$ 3,604
+Depreciation & Amortization	1,990	2,641
+Acquisition Related Add-Back	-	30
+Other (Expense) / Income	(6)	204
+Noncash Stock Compensation	437	828
Adjusted EBITDA	$ 6,110	$ 7,307

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense, non-cash loss on sale of building and acquisition related transaction expenses), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Segment Adjusted EBITDA Reconciliation

($ in thousands)	FY 2022 Q1	FY 2023 Q1
Service Operating Income	$ 2,974	$ 2,532
+Depreciation & Amortization	1,488	2,139
+Acquisition Related Add-Back	-	30
+Other (Expense) / Income	(2)	134
+Noncash Stock Compensation	261	638
Service Adjusted EBITDA	$ 4,721	$ 5,473
Distribution Operating Income	$ 715	$ 1,072
+Depreciation & Amortization	502	502
+Other (Expense) / Income	(4)	70
+Noncash Stock Compensation	176	190
DIstribution Adjusted EBITDA	$ 1,389	$ 1,834
Service EBITDA	$ 4,721	$ 5,473
Distribution EBITDA	$ 1,389	$ 1,834
Total Adjusted EBITDA	$ 6,110	$ 7,307

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense, non-cash loss on sale of building and acquisition related transaction expenses), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Adjusted Diluted EPS Reconciliation

($ in thousands except per share data)	Quarters	
	Q1 FY22	Q1 FY 23
Net Income	$ 3,688	$ 3,072
Add back (deduct)		
+ Amortization of Intangibles	620	1,084
+ Acquisition deal costs	-	299
Income Tax Effect at 25%	(155)	(346)
Non-GAAP adjusted net income	$ 4,153	$ 4,109
Average diluted shares outstanding	7,593	7,629
Diluted earnings per share	$ 0.49	$ 0.40
Adjusted diluted earnings per share	$ 0.55	$ 0.54

In addition to reporting Earnings Per Share, a GAAP measure, we present Adjusted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure. Our management believes Adjusted EPS is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.